SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                   -------------------------------------------


                          AMENDMENT NO. 1 ON FORM 8-K/A

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                                December 1, 1995

                    ________________________________________


                                 THERMEDICS INC.
             (Exact name of Registrant as specified in its charter)


   Massachusetts                   1-9567                           04-2788806
   (State or other               (Commission                  (I.R.S. Employer
   jurisdiction of               File Number)           Identification Number)
   incorporation or
   organization)

   470 Wildwood Street
   P.O. Box 2999
   Woburn, Massachusetts                                            01888-1799
   (Address of principal executive offices)                         (Zip Code)

                                 (617) 622-1000
                         (Registrant's telephone number
                              including area code)
PAGE

                                                                    FORM 8-K/A


   Item 2. Acquisition or Disposition of Assets

        On December 1, 1995, Thermedics Inc. (the "Company") acquired all of the outstanding capital stock of Analytical Technology, Inc. ("ATI") pursuant to a merger (the "Merger").

        In a separate transaction consummated immediately prior to the effectiveness of the Merger, Thermo Instrument Systems Inc. ("Thermo Instrument"), which is an affiliate of the Company, purchased ATI's analytical instruments business (the "Thermo Instrument Acquisition") in exchange for Thermo Instrument's demand promissory note in the principal amount of $34,933,000 (the "Thermo Instrument Note"). Consequently, at the effective time of the Merger, ATI's assets consisted principally of its Orion Laboratory Products Division ("Orion") and the Thermo Instrument Note. Orion, based in Boston, Massachusetts, is a provider of electrochemistry, microweighing and other instruments to detect the chemical composition of foods, beverages and pharmaceuticals.

        The base purchase price of the capital stock of ATI acquired in the Merger (the "Aggregate Purchase Price") was $79,284,000 in cash, plus the assumption of approximately $15,600,000 in bank indebtedness existing as of the closing of the Merger. Of these amounts, $34,933,000 was paid to the former ATI shareholders by Thermo Instrument at the direction of the Company in exchange for the cancellation of the Thermo Instrument Note, and Thermo Instrument assumed approximately $7,000,000 of such bank indebtedness. As a result, the effective base purchase price paid by the Company for Orion (the "Orion Purchase Price") was $44,351,000 in cash, plus assumed bank indebtedness of approximately $8,600,000, which was repaid shortly after closing. As of February 13, 1996, Thermo Instrument and the Company have reached a preliminary agreement between themselves resulting in a reduction of the Orion Purchase Price to $52,198,000, including approximately $8,600,000 million indebtedness referred to above.

        The Aggregate Purchase Price is subject to a post-closing adjustment, and will either be (i) increased by the amount by which ATI's net tangible equity as of the closing (without taking into account the Thermo Instrument Acquisition) exceeds a deficit of $1,989,000; or (ii) decreased by the amount by which a deficit of $1,989,000 exceeds such net tangible equity. The Company and Thermo Instrument have agreed that, in the event that the Aggregate Purchase Price is so adjusted, then the portion of such adjustment that is attributable to the operations of the businesses acquired by Thermo Instrument will be paid to, or by, Thermo Instrument, as the case may be.

        The Merger was effected pursuant to an Agreement and Plan of Merger executed as of November 29, 1995, by and among the Company, ATI Merger Corp. (a wholly owned subsidiary of the Company), ATI and, for certain limited purposes, Thermo Instrument. The Orion Purchase Price was based on the Company's determination of the fair market value of Orion's business, and the terms of the merger agreement were determined by arms' length negotiation among the parties.



                                        2PAGE

                                                                    FORM 8-K/A


        The Company expects to move Orion's headquarters and certain of its manufacturing operations upon the expiration of certain lease commitments. Otherwise, the Company has no present intention to use Orion's plant, equipment or other assets for purposes materially different from the purposes for which such assets were used prior to the acquisition. However, the Company will review Orion's business and assets, corporate structure, capitalization, operations, properties, policies, management and personnel and, upon completion of this review, may develop alternative plans or proposals, including mergers, transfers of a material amount of assets or other transactions or changes relating to such business.

        Of the Orion Purchase Price, $38,000,000 was borrowed from Thermo Electron Corporation ("Thermo Electron") pursuant to a promissory note due December 9, 1996 and bearing interest at a rate per annum equal to the rate of the Commercial Paper Composite Rate as reported by Merrill Lynch Capital Markets, as an average of the last five business days of each fiscal quarter, plus 25 basis points, and the balance was funded from the Company's working capital.
















                                        3PAGE

                                                                    FORM 8-K/A


   Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

           (a) Financial Statements of Business Acquired

               Attached hereto.



































                                        4PAGE

                    Report of Independent Public Accountants


   To the Orion Lab Products Division of Analytical Technology, Inc.:

   We have audited the accompanying consolidated balance sheets of the Orion Lab Products Division of Analytical Technology, Inc. and subsidiaries as of December 31, 1994 and January 1, 1994, and the related consolidated statements of income, stockholders' investment, and cash flows for each of the two years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Orion Lab Products Division of Analytical Technology, Inc. and subsidiaries as of December 31, 1994 and January 1, 1994 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.



                                                  Arthur Andersen LLP



   Boston, Massachusetts
   January 8, 1996








                                        1PAGE

   Orion Lab Products Division of Analytical Technology, Inc.
   Consolidated Balance Sheet



                                    September 30,   December 31,   January 1,
   (In thousands)                            1995           1994         1994
   --------------------------------------------------------------------------
                                      (Unaudited)

   Assets
   Current assets:
    Cash and cash equivalents            $   210        $     -      $   117
    Accounts receivable, less
     allowance for doubtful
     accounts of $168, $278,
     and $319                              7,296          6,605        7,229
    Due from parent company                1,051          1,731          766

   Inventories:
    Raw materials                          3,073          2,613        2,354
    Work-in-process                          344            162          243
    Finished goods                         1,430          1,269        1,559
                                         -------        -------      -------
   Total inventories                       4,847          4,044        4,156

   Prepaid taxes                           1,273            824        1,213
   Prepaid expenses and other
    current assets                           343            457          329
                                         -------        -------      -------
   Total current assets                   15,020         13,661       13,810

   Equipment and improvements:
    Production and research equipment      3,458          3,894        3,779
    Office furniture and equipment         1,515          1,502        1,399
    Leased property                          369            368          368
    Buildings and improvements             3,414          3,407        3,392
                                         -------        -------      -------
                                           8,756          9,171        8,938

    Less accumulated depreciation
     and amortization                     (5,736)        (4,887)      (3,808)
                                         -------        -------      -------
   Equipment and improvements, net         3,020          4,284        5,130

   Cost in excess of net assets acquired   6,862          7,242        7,599

   Other assets                               60              -            -
                                         -------        -------      -------

   Total assets                          $24,962        $25,187      $26,539
                                         =======        =======      =======


   The accompanying notes are an integral part of these consolidated financial statements.





                                        2PAGE

   Orion Lab Products Division of Analytical Technology, Inc.
   Consolidated Balance Sheet (continued)



                                    September 30,   December 31,   January 1,
   (In thousands)                            1995           1994         1994
   --------------------------------------------------------------------------
                                      (Unaudited)

   Liabilities and Stockholders'
    Investment
   Current liabilities:
    Accounts payable                     $ 3,069        $ 2,577      $ 2,784
    Accrued salaries and benefits          1,106            640        1,295
    Accrued other                          1,929          1,958        2,207
    Current portion of long-term debt
     and capital lease obligations           225            218          201
                                         -------        -------      -------
   Total current liabilities               6,329          5,393        6,487

   Long-term debt                            390            400          457
   Capital lease obligations                  41            160          312
   Deferred income taxes                     274            410          592

   Commitments

   Stockholders' investment:
    Parent company investment             17,975         18,890       18,843
    Cumulative translation adjustment        (47)           (66)        (152)
                                         -------        -------      -------
   Total stockholders' investment         17,928         18,824       18,691
                                         -------        -------      -------

   Total liabilities and stockholders'
    investment                           $24,962        $25,187      $26,539
                                         =======        =======      =======



   The accompanying notes are an integral part of these consolidated financial statements.

















                                        3PAGE

   Orion Lab Products Division of Analytical Technology, Inc.
   Consolidated Statement of Income



                             Nine Months Ending             Year Ended
                          -------------------------  ------------------------
                          September 30,  October 1,  December 31,  January 1,
   (In thousands)                  1995        1994          1994        1994
   --------------------------------------------------------------------------
                                 (Unaudited)

   Net sales:
    Products                   $34,370      $33,043       $44,690    $46,054
    Service                      1,094        1,207         1,575      1,644
                               -------      -------       -------    -------
                                35,464       34,250        46,265     47,698
                               -------      -------       -------    -------

   Cost of sales:
    Products                    15,355       14,605        19,788     19,239
    Service                        522          577           761        757
                               -------      -------       -------    -------
                                15,877       15,182        20,549     19,996
                               -------      -------       -------    -------
   Gross profit                 19,587       19,068        25,716     27,702

   Operating expenses:
    Selling, general and
     administrative             10,385       10,009        13,309     14,494
    Research and development     2,665        2,686         3,511      3,994
    Restructuring                    -            -             -      1,460
                               -------      -------       -------    -------
                                13,050       12,695        16,820     19,948
                               -------      -------       -------    -------

   Operating income              6,537        6,373         8,896      7,754
   Interest expense                (39)         (46)          (60)      (529)
                               -------      -------       -------    -------
   Income before income
    taxes                        6,498        6,327         8,836      7,225
   Provision for income
    taxes                        2,420        2,290         3,199      2,532
                               -------      -------       -------    -------

   Net income                  $ 4,078      $ 4,037       $ 5,637    $ 4,693
                               =======      =======       =======    =======


   The accompanying notes are an integral part of these consolidated financial statements.










                                        4PAGE

   Orion Lab Products Division of Analytical Technology, Inc.
   Statement of Stockholders' Investment



                                                     Cumulative
                                    Parent Company   Translation
   (In thousands)                     Investment     Adjustment       Total
   -------------------------------------------------------------------------

   Balance at January 2, 1993          $22,217        $  (118)      $22,099
    Net income                           4,693              -         4,693
    Increase in advances to ATI         (8,067)             -        (8,067)
    Currency translation adjustment          -            (34)          (34)
                                       -------        -------       -------

   Balance at January 1, 1994           18,843           (152)       18,691
    Net income                           5,637              -         5,637
    Increase in advances to ATI         (5,590)             -        (5,590)
    Currency translation adjustment          -             86            86
                                       -------        -------       -------

   Balance at December 31, 1994         18,890            (66)       18,824

                                                    (Unaudited)

    Net income                           4,078              -         4,078
    Increase in advances to ATI         (4,993)             -        (4,993)
    Currency translation adjustment          -             19            19
                                       -------        -------       -------

   Balance at September 30, 1995       $17,975        $   (47)      $17,928
                                       =======        =======       =======


   The accompanying notes are an integral part of these consolidated financial statements.



















                                        5PAGE

Orion Lab Products Division of Analytical Technology, Inc.
Consolidated Statement of Cash Flows



                                Nine Months Ended             Years Ended
                            -------------------------  ------------------------
                            September 30,  October 1,  December 31,  January 1,
(In thousands)                       1995        1994          1994        1994
-------------------------------------------------------------------------------
                                   (Unaudited)

Operating Activities
Net income                        $ 4,078     $ 4,037      $ 5,637     $ 4,693
Adjustments to reconcile net
 income to net cash provided
 by operating activities:
  Depreciation and amortization
   of equipment and improvements      942         942        1,300       1,186
  Amortization of intangible
   assets                             380         380          506         560
  Write-off of goodwill and
   other intangibles                    -           -            -         451
  Loss on disposal of equipment
   and improvements                   491          82          110         802
  Deferred income taxes              (136)          -         (182)        242
  Change in operating assets
    and liabilities:
     Accounts receivable             (692)        755          624        (323)
     Inventories                     (802)       (769)         112        (165)
     Prepaid expenses                 336          59          262      (1,190)
     Accounts payable                 492           6         (206)        996
     Accrued expenses-other
      current liabilities            (439)     (1,225)      (1,055)       (480)
                                  -------     -------      -------     -------
       Net cash provided by
        operating activities        4,650       4,267        7,108       6,772
                                  -------     -------      -------     -------

Investing Activities
Additions to equipment and
 improvements                        (162)       (458)        (544)     (1,114)
Purchase of other assets              (60)          -            -           -
                                  -------     -------      -------     -------
       Net cash used in
        investing activities      $  (222)    $  (458)     $  (544)    $(1,114)












                                        6PAGE

Orion Lab Products Division of Analytical Technology, Inc.
Consolidated Statement of Cash Flows (continued)



                                Nine Months Ended             Years Ended
                            -------------------------  ------------------------
                            September 30,  October 1,  December 31,  January 1,
(In thousands)                       1995        1994          1994        1994
-------------------------------------------------------------------------------
                                   (Unaudited)

Financing Activities
Payments of long-term debt        $  (132)    $  (104)     $  (212)    $  (162)
Proceeds from long-term
 borrowing                              -           -            -         539
(Increase)/decrease in due
 from parent company                  886       4,215         (965)      2,003
(Increase)/decrease in advances
 to ATI                            (4,993)     (7,976)      (5,590)     (8,067)
                                  -------     -------      -------     -------
       Net cash used in
        financing activities       (4,239)     (3,865)      (6,767)     (5,687)
Effect of exchange rate changes
 on cash                               21          87           86         (20)
                                  -------     -------      -------     -------

       Net increase (decrease)
        in cash and cash
        equivalents                   210          31         (117)        (49)
Cash and cash equivalents at
 beginning of period                    -         117          117         166
                                  -------     -------      -------     -------

Cash and cash equivalents at
 end of period                    $   210     $   148      $     -     $   117
                                  =======     =======      =======     =======
Supplemental cash flow
 information:
  Cash paid for interest          $    34     $    41      $    61     $   564
                                  =======     =======      =======     =======
  Cash paid for income taxes      $   481     $   470      $   557     $ 1,043
                                  =======     =======      =======     =======


The accompanying notes are an integral part of these consolidated financial statements.












                                        7PAGE

   Orion Lab Products Division of Analytical Technology, Inc.
   Notes to Consolidated Financial Statements

   1.   Summary of Significant Accounting Policies

   Basis of Presentation

   Orion Lab Products Division (the "Company") was a wholly owned division of Analytical Technology, Inc. ("ATI"). On December 1, 1995, all of the outstanding capital stock of ATI was purchased by Thermedics Inc. (Thermedics), a 51%-owned subsidiary of Thermo Electron Corporation for a purchase price of approximately $52.2 million in cash, including the repayment of approximately $8.6 million in debt. No adjustment has been made to the consolidated financial statements due to or as a result of this transaction.

   In a separate transaction consummated immediately prior to the Thermedics purchase, ATI sold its analytical instruments business to Thermo Instrument Systems Inc., an affiliate of Thermedics.

   Principles of Consolidation

   The accompany financial statements include the accounts of the company and its wholly owned subsidiaries, Orion Research Puerto Rico and Russell pH Ltd. All material intercompany accounts and transactions have been eliminated.

   Fiscal Year

   The Company's fiscal year is the 52-53 week period ending on the Saturday nearest to December 31. References to 1994 and 1993 are for the fiscal years ended December 31, 1994 and January 1, 1994, respectively.

   Revenue Recognition

   The Company recognizes revenues upon shipment of its products. The Company provides a reserve for its estimate of warranty and installation costs at time of shipment. Revenues billed in advance for annual service contracts are recorded as revenue over the 12-month period in which the related services are rendered.

   Income Taxes

   The Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes" effective the beginning of 1993. The Standard, more fully described in Note 4, requires the liability method to be used in accounting for income taxes.

   Cash Equivalents

   The Company  considers all  highly liquid  investments with  a maturity  of
   three  months  or  less  when  purchased  to  be  cash  equivalents.   Cash
   equivalents are valued at cost which approximates market.





                                        8PAGE

   Orion Lab Products Division of Analytical Technology, Inc.
   Notes to Consolidated Financial Statements


   1.   Summary of Significant Accounting Policies (continued)

   Inventories

   Inventories are stated at the lower of cost, determined by the first in, first out (FIFO) method or market value and include material, labor, and manufacturing overhead.

   Equipment and Improvements

   Equipment and improvements are carried at cost. The Company provides for depreciation and amortization on the straight-line method using the following lives:

             Production and research equipment       3-5 years
             Office furniture and equipment          3-5 years
             Leased property                         3 years
             Buildings and improvements              Life of lease or asset

   Cost in Excess of Net Assets Acquired

   The Company accounts for cost in excess of net assets acquired (goodwill) at the lower of amortized cost or fair value. On an ongoing basis, management reviews the value and period of amortization of goodwill. During this review, the Company reevaluates the significant assumption used in determining the original cost of acquired businesses and related goodwill. Although the assumptions used may vary from transaction to transaction, they generally include revenue growth, operating results, cash flows and other indicators of value. Management then determines whether there has been a permanent impairment of the value of goodwill based upon events or circumstances which have occurred since acquisition.

   Goodwill is being amortized on a straight-line basis over 25 years. Accumulated amortization at December 31, 1994 and January 1, 1994 was $2,209,000 and $1,852,000, respectively.

   Other Assets

   Other assets are amortized over the appropriate life of the asset and include the following as of December 31, 1994 and January 1, 1994:

                                                                Amortization
                                                                      Period
   (In thousands)                                1994      1993       (Years)
   -------------------------------------------------------------------------

   Favorable lease                              $ 970     $ 970          7.5
   Less Accumulated amortization                 (776)     (647)
                                                -----     -----

                                                $ 194     $ 323
                                                =====     =====



                                        9PAGE

   Orion Lab Products Division of Analytical Technology, Inc.
   Notes to Consolidated Financial Statements


   1.   Summary of Significant Accounting Policies (continued)

   Foreign Currency Translation

   In accordance with SFAS No. 52, assets and liabilities of such subsidiaries are translated at the rate of exchange in effect at year-end and revenues and expenses are translated at the average exchange rates during the year Gains and losses from translation are credited or charged to the cumulative. translation adjustment included in stockholder's equity. Foreign currency transaction gains and losses are included in the accompanying consolidated statement of income and are not material for the years presented.

   Interim Financial Statements

   The financial statements as of September 30, 1995 and for the nine-month periods ended September 30, 1995 and October 1, 1994 are unaudited but, in the opinion of management, reflect all adjustments of a normal recurring nature necessary for a fair presentation of results for these interim periods. The results of operations for the nine-month period ended September 30, 1995 are not necessarily indicative of the results to be expected for the entire year.


   2.   Commitments

   The Company leases equipment and facilities under operating leases and certain equipment under capital leases. These leases require the following minimum payments:

                                                    Capital      Operating
   (In thousands)                                    Leases         Leases
   -----------------------------------------------------------------------

   1995                                              $  166         $1,367
   1996                                                 165            758
   1997                                                   -            167
   1998                                                   -            115
   1999                                                   -             23
                                                     ------         ------

   Total minimum lease payments                         331         $2,430
                                                                    ======

   Less amount representing interest                     20
                                                     ------

   Present value of minimum lease payments              311

   Less current portion                                 151
                                                     ------

   Long-term capital lease obligations               $  160
                                                     ======




                                       10PAGE

   Orion Lab Products Division of Analytical Technology, Inc.
   Notes to Consolidated Financial Statements


   2.   Commitments (continued)

   The minimum payments exclude real estate taxes, insurance, and operating costs. Certain of the above leases contain renewal options. Total rental expense incurred for all operating leases was $1,436,000 and $1,467,000 in 1994 and 1993, respectively. The consolidated balance sheets, as of December 31, 1994 include $123,000 of accumulated amortization related to leased property. There was no such amount on the January 1, 1994 balance sheet.


   3.   Long-Term Debt - Other

   Long-term debt consists of the following:

                                                  December 31,    January 1,
   (In thousands)                                         1994          1994
   -------------------------------------------------------------------------

   Industrial development revenue bond,
    due in annual installments of $45,000
    through September 2000, interest at
    approximately 86% of prime is due
    quarterly.                                       $270           $315

   Russell pH mortgage, due in monthly
    installments through June 2003, interest
    floating 3% over Banks' Base rate
    (with a floor of 8%).                             197            201
                                                     ----           ----
                                                      467            516
   Current portion of long-term debt                   67             59
                                                     ----           ----

   Long-term debt                                    $400           $457
                                                     ====           ====

   Current portion of long-term debt                 $ 67           $ 59
   Current portion of capital leases                  151            142
                                                     ----           ----

   Current portion of long-term debt
    and capital lease obligations                    $218           $201
                                                     ====           ====

   The holder of the industrial development revenue bonds can require payment of the outstanding balance. If the prepayment were to occur, the prepayment would be funded by amounts drawn from the parent revolving credit agreements; accordingly, the bonds have been classified as noncurrent in the consolidated balance sheet. The industrial development revenue bond agreement contains affirmative and negative covenants including the maintenance of certain levels of working capital, net worth, cash flows, and certain financial ratios. The mortgage is secured by land and buildings at the facility in Scotland.



                                       11PAGE

   Orion Lab Products Division of Analytical Technology, Inc.
   Notes to Consolidated Financial Statements


   4.   Income Taxes

   Effective January 3, 1993, the Company adopted SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Prior to the adoption of SFAS No. 109, income tax expense was determined using the liability method prescribed by SFAS No. 96, which is superseded by SFAS No. 109.

   The components of income before income taxes are as follows:

   (In thousands)                                           1994      1993
   -----------------------------------------------------------------------

   Domestic                                               $8,246    $7,084
   Foreign                                                   590       141
                                                          ------    ------
                                                          $8,836    $7,225
                                                          ======    ======

   The components of the income tax provision (benefit) are as follows:

   (In thousands)                                           1994      1993
   -----------------------------------------------------------------------

   Currently payable:
    Federal                                               $1,913    $2,119
    Puerto Rican                                             368       347
    State                                                    516       616
    Foreign                                                  195        47
                                                          ------    ------
                                                           2,992     3,129
                                                          ------    ------
   Net deferred (prepaid):
    Federal                                                  160      (463)
    State                                                     47      (134)
                                                          ------    ------
                                                             207      (597)
                                                          ------    ------

                                                          $3,199    $2,532
                                                          ======    ======












                                       12PAGE

   Orion Lab Products Division of Analytical Technology, Inc.
   Notes to Consolidated Financial Statements


   4.   Income Taxes (continued)

   Provision for income taxes in the accompanying statement of income differs from the provision calculated by applying the statutory federal tax rate of 35% to income before provision for income taxes due to the following:

   (In thousands)                                           1994      1993
   -----------------------------------------------------------------------

   Provision (benefit) for income
    taxes at statutory rate                               $3,093    $2,529
     Increases/decreases resulting
      from:
       State income taxes, net of
        federal tax                                          366       313
       Foreign tax rate and tax law
        differential                                         (12)       (2)
       Puerto Rican tax benefit                             (383)     (438)
       Amortization of cost in excess
        of net assets acquired                               125       125
       Other, net                                             10         5
                                                          ------    ------

                                                          $3,199    $2,532
                                                          ------    ------

   The components of prepaid income taxes and deferred income taxes in the accompanying balance sheet consist of the following:

   (In thousands)                                           1994      1993
   -----------------------------------------------------------------------

   Deferred income taxes:
    Depreciation                                          $  410    $  592
                                                          ------    ------

   Prepaid income taxes:
    Reserves and accruals                                 $  429    $  612
    Inventory basis                                          395       601
                                                          ------    ------
                                                          $  824    $1,213
                                                          ------    ------

   A provision has not been made for U.S. or additional foreign taxes on $1 million of undistributed earnings of foreign subsidiaries that could be subject to taxation if remitted to the U.S. because the Company plans to keep such earnings permanently reinvested overseas. The Company believes that any additional tax liability due upon remittance would be immaterial.

   The Company has a wholly owned Puerto Rican subsidiary. The earnings of this subsidiary are substantially exempt from federal income taxes and 75% of the earnings of this subsidiary are exempt from Puerto Rican income taxes through 1998. Dividends paid by this subsidiary are subject to a Puerto Rican tollgate withholding tax of up to 5%.





                                       13PAGE

   Orion Lab Products Division of Analytical Technology, Inc.
   Notes to Consolidated Financial Statements


   5.   Restructuring

   During 1993, the Company initiated a restructuring of its operations. As a result, the Company provided $1,460,000 for restructuring costs in 1993, for severance and the write-down and disposal of various operating assets. As a result of this restructuring, at January 1, 1994, the Company had an accrued severance and restructuring balance of $250,000, which consisted primarily of severance costs and costs associated with the discontinuance of product lines and disposal of certain operating assets.

   During 1994, the Company charged $9,000 against accrued severance and restructuring. As of December 31, 1994, the balance of accrued severance and restructuring costs are $241,000.


   6.   Employee Retirement Plans

   Employee Tax Deferred Savings Plan

   The Company participates in ATI's tax deferred employee benefit plan for its U.S. employees under the provisions of Internal Revenue Code section 401(k). The Company, at its discretion, can match up to 50% or more of employee contributions up to 6% of the employee's salary. Matching contributions are 100% vested immediately. The cost of the plan, including matching and administrative fees, was $292,000 and $153,000 in 1994 and 1993, respectively.


   7.   Related Party Transactions

   The Company participates in the Analytical Technology, Inc. cash management system.















                                       14PAGE

   Orion Lab Products Division of Analytical Technology, Inc.
   Notes to Consolidated Financial Statements


   8.   Industry Segment and Geographic Information

   The company operates primarily in the lab product industry.

   Operations by geographic area are as follows:

   For the year ended December 31, 1994:

                                              United
   (In thousands)                             States   International   Total
   -------------------------------------------------------------------------

   Revenues:
    Unaffiliated customers                    $44,397    $ 1,697    $46,094
    Affiliates                                     16        155        171
                                              -------    -------    -------
     Total Revenues                           $44,413    $ 1,852    $46,265
                                              -------    -------    -------

   Operating income                           $ 8,594    $   608    $ 8,896
                                              -------    -------    -------

   Identifiable assets                        $25,938    $ 1,393    $23,507
                                              -------    -------    -------

   Export sales included in U.S.
    revenues above                            $14,214
                                              -------

   For the year ended January 1, 1994:

                                              United
   (In thousands)                             States   International   Total
   -------------------------------------------------------------------------

   Revenues:
    Unaffiliated customers                    $46,103    $ 1,317    $47,420
    Affiliates                                     86        192        278
                                              -------    -------    -------
     Total revenues                           $46,189    $ 1,509    $47,698
                                              -------    -------    -------

   Operating income                           $ 7,603    $   151    $ 7,754
                                              -------    -------    -------

   Identifiable assets                        $25,785    $ 1,338    $25,790
                                              -------    -------    -------

   Export sales included in U.S.
    revenues above                            $13,054
                                              -------

   One customer's revenues represented 12% and 13% of total revenues for 1994 and 1993, respectively, and a second customer represented 11% and 10% of total revenues for 1994 and 1993, respectively.

   Identifiable assets are those assets that are used by the Company's operations in each of the geographic areas.


                                       15PAGE

                                                                    FORM 8-K/A


   Item 7. Financial Statements, Pro Forma Combined Condensed Financial
           ------------------------------------------------------------
           Information and Exhibits
           ------------------------

           (b) Pro Forma Combined Condensed Financial Information

        The following unaudited pro forma combined condensed financial statements set forth the results of operations for the year ended December 31, 1994 and for the nine months ended September 30, 1995, as if the acquisition of Orion by Thermedics had occurred at the beginning of fiscal 1994, and the financial position as of September 30, 1995, as if the acquisition had occurred as of that date.

        The acquisition has been accounted for using the purchase method of accounting. The pro forma results of operations are not necessarily indicative of future operations or the actual results that would have occurred had the acquisition of Orion been consummated at the beginning of fiscal 1994. The financial statements filed under part (a) of this item should be read in conjunction with these pro forma combined condensed financial statements.





















                                        5PAGE

                                                                    FORM 8-K/A
                                 THERMEDICS INC.

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                          Year Ended December 31, 1994
                                   (Unaudited)


                                    Historical                Pro Forma
                              ----------------------   ----------------------
                              Thermedics       Orion   Adjustments   Combined
                              ----------    --------   -----------   --------
                                (In thousands except per share amounts)

   Revenues                     $155,111    $ 46,265    $      -    $201,376
                                --------    --------    --------    --------

   Costs and Operating
    Expenses:
     Cost of revenues             87,597      20,549         580     108,726
     Selling, general and
      administrative expenses     42,734      13,309       1,512      57,555
     Expenses for research and
      development                 10,445       3,511           -      13,956
                                --------    --------    --------    --------

                                 140,776      37,369       2,092     180,237
                                --------    --------    --------    --------

   Operating Income               14,335       8,896      (2,092)     21,139

   Interest Income                 7,273           -        (668)      6,605
   Interest Expense               (3,206)        (60)     (1,725)     (4,991)
   Other Income                      922           -           -         922
                                --------    --------    --------    --------

   Income Before Provision for
    Income Taxes and Minority
     Interest                     19,324       8,836      (4,485)     23,675
   Provision for Income Taxes      7,334       3,199      (1,420)      9,113
   Minority Interest Expense       1,153           -           -       1,153
                                --------    --------    --------    --------

   Net Income                   $ 10,837    $  5,637    $ (3,065)   $ 13,409
                                ========    ========    ========    ========
   Earnings per Share           $    .33                            $    .41
                                ========                            ========
   Weighted Average Shares        32,878                              32,878
                                ========                            ========


   See notes to pro forma combined condensed financial statements.








                                        6PAGE

                                                                    FORM 8-K/A
                                 THERMEDICS INC.

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      Nine Months Ended September 30, 1995
                                   (Unaudited)


                                   Historical               Pro Forma
                             ---------------------   ----------------------
                             Thermedics      Orion   Adjustments   Combined
                             ----------    -------   -----------   --------
                               (In thousands except per share amounts)

   Revenues                    $128,350    $ 35,464    $      -    $163,814
                               --------    --------    --------    --------

   Costs and Operating
    Expenses:
     Cost of revenues            71,630      15,877           -      87,507
     Selling, general and
      administrative expenses    34,680      10,385       1,127      46,192
     Expenses for research and
      development                 7,822       2,665           -      10,487
                               --------    --------    --------    --------

                                114,132      28,927       1,127     144,186
                               --------    --------    --------    --------

   Operating Income              14,218       6,537      (1,127)     19,628

   Interest Income                6,670           -        (703)      5,967
   Interest Expense              (2,629)        (39)     (1,815)     (4,483)
   Gain on Issuance of Stock
    by Subsidiary                 2,293           -           -       2,293
   Other Income                      51           -           -          51
                               --------    --------    --------    --------

   Income Before Provision for
    Income Taxes and Minority
     Interest                    20,603       6,498      (3,645)     23,456
   Provision for Income Taxes     6,720       2,420      (1,178)      7,962
   Minority Interest Expense      2,938           -           -       2,938
                               --------    --------    --------    --------

   Net Income                  $ 10,945    $  4,078    $ (2,467)   $ 12,556
                               ========    ========    ========    ========
   Earnings per Share          $    .33                            $    .37
                               ========                            ========
   Weighted Average Shares       33,564                              33,564
                               ========                            ========


   See notes to pro forma combined condensed financial statements.






                                        7PAGE

                                                                    FORM 8-K/A
                                 THERMEDICS INC.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               September 30, 1995
                                   (Unaudited)


                                    Historical              Pro Forma
                              ---------------------  ----------------------
                              Thermedics      Orion  Adjustments   Combined
                              ----------   --------  -----------   --------

                                             (In thousands)
   ASSETS
   Current Assets:
    Cash and cash equivalents  $ 34,204    $    210    $  (14,723)  $ 19,691
    Short-term available-for-
     sale investments            73,426           -             -     73,426
    Accounts receivable, net     36,234       7,296             -     43,530
    Unbilled contract costs
     and fees                     3,690           -             -      3,690
    Inventories                  34,230       4,847           580     39,657
    Prepaid income taxes and
     expenses                     4,645       1,616           680      6,941
    Due from parent company           -       1,051        (1,051)         -
                               --------    --------    ----------   --------

                                186,429      15,020       (14,514)   186,935
                               --------    --------    ----------   --------

   Property, Plant and
    Equipment, at Cost, Net      11,354       3,020        (1,655)    12,719
                               --------    --------    ----------   --------

   Long-term Available-for-
    sale Investments             48,551           -             -     48,551
                               --------    --------    ----------   --------

   Other Assets                   4,347          60             -      4,407
                               --------    --------    ----------   --------

   Cost in Excess of Net
    Assets of Acquired
     Companies                   57,735       6,862        37,360    101,957
                               --------    --------    ----------   --------

                               $308,416    $ 24,962    $   21,191   $354,569
                               ========    ========    ==========   ========


   See notes to pro forma combined condensed financial statements.




                                        8PAGE

                                                                    FORM 8-K/A
                                 THERMEDICS INC.

             PRO FORMA COMBINED CONDENSED BALANCE SHEET (continued)
                               September 30, 1995
                                   (Unaudited)


                                   Historical                Pro Forma
                              ---------------------   ----------------------
                              Thermedics      Orion   Adjustments   Combined
                              ----------   --------   -----------   --------
                                              (In thousands)

   LIABILITIES AND
    SHAREHOLDERS' INVESTMENT
   Current Liabilities:
    Notes payable and current
     maturities of long-term
     obligations                $  9,097   $    225      $      -   $  9,322
    Accounts payable              12,515      3,069             -     15,584
    Deferred revenue               1,407          -             -      1,407
    Customer deposits              2,456          -             -      2,456
    Accrued payroll and
     employee benefits             6,746      1,106             -      7,852
    Other accrued expenses        15,567      1,929         1,119     18,615
    Due to parent company          1,318          -        38,000     39,318
                                --------   --------      --------   --------

                                  49,106      6,329        39,119     94,554
                                --------   --------      --------   --------

   Deferred Income Taxes and
    Other Items                    1,660        274             -      1,934
                                --------   --------      --------   --------

   Long-term Obligations          60,816        431             -     61,247
                                --------   --------      --------   --------

   Minority Interest              43,241          -             -     43,241
                                --------   --------      --------   --------

   Shareholders' Investment:
    Common stock                   3,378          -             -      3,378
    Capital in excess of par
     value                       111,362          -             -    111,362
    Retained earnings             38,011          -             -     38,011
    Treasury stock at cost          (288)         -             -       (288)
    Parent company investment          -     17,975       (17,975)         -
    Cumulative translation
     adjustment                      208        (47)           47        208
    Net unrealized gain on
     available-for-sale
     investments                     922          -             -        922
                                --------   --------      --------   --------

                                 153,593     17,928       (17,928)   153,593
                                --------   --------      --------   --------

                                $308,416   $ 24,962      $ 21,191   $354,569
                                ========   ========      ========   ========


   See notes to pro forma combined condensed financial statements.
                                        9PAGE

                                                                    FORM 8-K/A
                                 THERMEDICS INC.

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

   Note 1 - Basis of Presentation

        The allocation of the purchase price is based on an estimate of the fair market value of the net assets acquired and is subject to adjustment. To date, no information has been gathered that would cause the Company to believe that the final allocation of the purchase price will be materially different than the preliminary estimate.


   Note 2 - Pro Forma Adjustments to Pro Forma Combined Condensed
            Statement of Income (In thousands, except in text)

                                                                 Nine Months
                                                 Year Ended         Ended
                                                December 31,    September 30,
                                                    1994             1995
                                                ------------    ------------
                                                       Debit (Credit)

   Cost of Revenues
   Increase in the finished goods
    inventory of Orion to the estimated
    selling price, less the sum of the
    costs of disposal and a reasonable
    profit allowance for the Company's
    selling efforts                                  $  580         $    -

   Selling, General and
    Administrative Expenses
   Service fee of 1.25% and 1.20% of
    the revenues of Orion for the year
    ended December 31, 1994 and the nine
    months ended September 30, 1995,
    respectively, for services provided
    under a services agreement between
    the Company and Thermo Electron                     578            426

   Amortization over 40 years of cost in
    excess of net assets of acquired
    companies created by the acquisition
    of Orion                                            934            701
                                                     ------         ------
                                                      1,512          1,127
                                                     ------         ------







                                       10PAGE

                                                                    FORM 8-K/A
                                 THERMEDICS INC.

     NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (continued)
                                   (Unaudited)

   Note 2 - Pro Forma Adjustments to Pro Forma Combined Condensed
            Statement of Income (In thousands, except in text)
            (continued)

                                                                 Nine Months
                                                 Year Ended         Ended
                                                December 31,    September 30,
                                                    1994             1995
                                                ------------    ------------
                                                       Debit (Credit)

   Interest Income
   Decrease in interest income earned
    attributable to the lower cash
    position as a result of the total cash
    payments of $14,723,000 to acquire Orion
    calculated using the Commercial Paper
    Composite Rate plus 25 basis point, or 4.54%
    for the year ended December 31, 1994, and
    6.37% for the nine months ended
    September 30, 1995                               $   668        $   703

   Interest Expense
   Increase in interest expense as a result
    of the issuance of a $38,000,000
    promissory note to Thermo Electron to
    finance the acquisition of Orion,
    calculated using the Commercial Paper
    Composite Rate plus 25 basis point, or
    4.54% for the year ended December 31,
    1994, and 6.37% for the nine months
    ended September 30, 1995                           1,725          1,815

   Provision for Income Taxes
   Income tax benefit associated with the
    adjustments above, (excluding
    amortization of cost in excess of net
    assets of acquired companies), calculated
    at the Company's statutory income tax
    rate of 40%                                       (1,420)        (1,178)










                                       11PAGE

                                                                    FORM 8-K/A
                                 THERMEDICS INC.

     NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (continued)
                                   (Unaudited)

   Note 3 - Pro Forma Adjustments to Pro Forma Combined Condensed
            Balance Sheet (In thousands, except in text)

                                                          September 30, 1995
                                                          ------------------
                                                           Debit (Credit)
   Cash and Cash Equivalents
   Cash payment to acquire Orion, including
    estimated post-closing purchase price
    adjustment and closing costs                              $(44,139)
   Payment of bank indebtedness at closing date                 (8,584)
   Proceeds from promissory note issued to
    Thermo Electron                                             38,000
                                                              --------
                                                               (14,723)
                                                              --------

   Inventories
   Increase in the finished goods inventory of Orion
    to the estimated selling price, less the sum of
    the costs of disposal and a reasonable profit
    allowance for the Company's selling efforts                    580

   Prepaid Income Taxes and Expenses
   Record tax effect of pro forma adjustments                      680

   Due from Parent Company
   Elimination of amounts due from Analytical
    Technology, Inc. group office that will not be
    collected                                                   (1,051)

   Property, Plant and Equipment
   Write-off of leasehold improvements due to
    planned abandonment of location                             (1,655)

   Cost in Excess of Net Assets of Acquired Companies
   Adjust balance of cost in excess of net assets of
    acquired companies to excess of cost over fair value
    of the net assets acquired of Orion                         37,360

   Other Accrued Expenses
   Estimated severance, legal, and other
    acquisition reserves                                        (1,119)

   Due to Parent Company
   Promissory note, due December 9, 1996, issued to
    Thermo Electron to partially finance the
    acquisition of Orion                                       (38,000)

   Shareholders' Investment
   Elimination of Orion's equity accounts                       17,928



                                       12PAGE

                                                                    FORM 8-K/A


   Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

           (c) Exhibits

               23  Consent of Arthur Andersen LLP





































                                       13PAGE

                                                                    FORM 8-K/A


                                   SIGNATURES
                                   ----------


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 14th day of February 1996.

                                                  THERMEDICS INC.



                                                  Paul F. Kelleher
                                                  ------------------------
                                                  Paul F. Kelleher
                                                  Chief Accounting Officer